SELLING AGREEMENT
                                -----------------


         Agreement dated ________________________, 1987, by and between The
Equitable Life Assurance Society of the United States ("Equitable" or "Distributor"), a New York corporation, and _________________ ("Broker-Dealer"), a ______________________ corporation.

     Section 1.  Introduction

         1.1     General.
                 -------

         Equitable or its affiliated insurer Equitable Variable Life Insurance Company (EVLICO) is the issuer and Equitable is deemed to be the principal underwriter of certificates issued pursuant to various group deferred variable annuity contracts marketed under the trademark EQUIVEST (the "Certificates") and other variable contracts, including variable annuity, variable life insurance, and other variable insurance contracts and certificates ("Variable Contracts"). Equitable and its Separate Accounts for EQUIVEST [A, E, J and K] are also parties to a Sales Agreement pursuant to which Equitable distributes such Certificates. Broker-Dealer desires to distribute the Certificates and other Variable Contracts and Equitable desires that Broker-Dealer do so. Equitable may also enter into selling agreements with other entities registered as broker-dealers under the Securities Exchange Act of 1934 which desire to distribute the Certificates or Variable Contracts.

         1.2     Scope of Agreement.
                 ------------------

         This agreement will record the understandings between Equitable and Broker-Dealer relating to sales of the Certificates or Variable Contracts by Broker-Dealer.

     Section 2.  Representations of Equitable

         2.1     Authority.
                 ---------

         Equitable represents to Broker-Dealer that it has full power and authority to enter into this Agreement and that it has all appropriate licenses to carry on its business and issue the Certificates or Variable Contracts.

         2.2     Registration Statements and Prospectuses.
                 ----------------------------------------

         Equitable represents to Broker-Dealer as follows, with respect to each Certificate or Variable Contract:

         (a) A Registration Statement under the Securities Act of 1933 has become effective.

         (b) The prospectus relating to each Certificate or Variable Contract contained in the appropriate Registration Statement or any amendment thereto ("Prospectus"), as of their respective effective dates, contains all statements and information which are required to be stated therein by the Securities Act of 1933 and in all respects conforms to the requirements thereof, and the

Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.  Representations of Broker-Dealer

         3.1     Authority.
                 ---------

         Broker-Dealer represents to Equitable that it has full power and authority to enter into this Agreement.

         3.2     Licenses.
                 --------

         Broker-Dealer represents to Equitable that it is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is bonded as required by all applicable laws and regulations. Broker-Dealer further represents that it or its subsidiaries or its affiliated companies, as appropriate, are licensed as insurance agencies in all states which require such licensing and in which the Certificates or Variable Contracts are sold by Broker-Dealer or its subsidiaries or its affiliated companies.

         3.3     Qualifications of Registered Representatives.
                 --------------------------------------------

         Broker-Dealer represents to Equitable that each person signing an application as agent or receiving compensation for soliciting purchases of the Certificates or Variable Contracts will be a registered representative or principal of Broker-Dealer ("Registered Representative") with a license to sell life insurance (including annuities) in the state of such signing or solicitation (and to sell variable contracts if required by the state in question), an appropriate appointment by Equitable, and a level of












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



qualification with the NASD appropriate for the Certificates or Variable Contracts. Broker-Dealer hereby makes the additional representations set forth in Exhibit I hereto as to each Registered Representative for whom an application to obtain an insurance license will be submitted to Equitable.

         3.4     Compensation.
                 ------------

         Broker-Dealer represents that it will pay commissions, or portions thereof, or other compensation based upon a percentage of premium or other valuable consideration only to a person who is duly licensed to sell life insurance (and to sell variable contracts if required by the state in question) and who is a registered representative of Broker-Dealer.

     Section 4.  Sales of the Certificates or Variable Contracts


         4.1     Authorization.
                 -------------

         Broker-Dealer is hereby authorized to solicit applications for the purchase of the Certificates or Variable Contracts through its Registered Representatives. This authorization is limited to states where the Broker-Dealer and its Registered Representatives are appropriately licensed.

         4.2     Suitability.
                 -----------

         Equitable wishes to ensure that the Certificates or Variable Contracts solicited by Broker-Dealer will be issued to persons for whom the Certificates or Variable Contracts will be suitable. Broker-Dealer shall take reasonable steps to ensure that the Registered Representatives shall not make recommendations to an applicant to purchase any of the Certificates or Variable Contracts in the absence of reasonable grounds to believe that the purchase of any of the Certificates or Variable Contracts is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Registered Representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs.

         4.3     Distribution Allowance.
                 ----------------------

         Subject to paragraph 4.4 below, Equitable shall compensate Broker-Dealer for its services under this Agreement with the distribution allowance set forth on Schedule A where the application is signed by a Registered Representative of Broker-Dealer.










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



         4.4     No Compensation Payable.
                 -----------------------

         No compensation shall be payable, and any compensation already paid shall be returned to Equitable on request, under each of the following conditions:

         (a) if Equitable or EVLICO, in its sole discretion, determines not to issue the Certificates or Variable Contracts applied for,

         (b) if Equitable or EVLICO refunds the contribution paid by the applicant, which Equitable or EVLICO will do by check to the applicant upon the exercise of applicant's right of withdrawal,

         (c) if Equitable or EVLICO refunds the contribution paid by the applicant, which Equitable or EVLICO will do by check to the applicant, as a result of a complaint by applicant, recognizing that Equitable and EVLICO have sole discretion to refund contributions paid by applicants, or

         (d) if Equitable determines that any person signing an application or any person or entity receiving compensation for soliciting purchases of EQUIVEST or other Variable Contracts is not duly licensed to sell life insurance (and to sell variable contracts if required by the state in question).

         If Equitable determines that any Certificate or Variable Contract applied for is a replacement of any insurance or annuity product issued by Equitable or any of its affiliates, Equitable reserves the right not to pay any compensation and to request the return of any compensation already paid.

         4.5     Premium Payments.
                 ----------------

         Initial contribution payments for the Certificates or Variable Contracts accepted by Broker-Dealer shall be made by applicant's check made payable to the issuing insurer (Equitable or EVLICO).

         Broker-Dealer shall hold all contribution payments received by it in a fiduciary capacity at all times and shall promptly trasmit initial payments to Equitable. Subsequent payments shall be sent directly by the Certificate or Variable Contract owner to Equitable. Any such payments sent to Broker-Dealer shall be promptly forwarded to Equitable.

         4.6     Applications.
                 ------------

         Unless otherwise agreed in writing by the parties hereto, Broker-Dealer shall transmit promptly all applications for the Certificates or Variable Contracts, together with required documentation, to Equitable. All such applications shall be on the appropriate Equitable or EVLICO form. Applicant's check shall accompany the related application.

         4.7     Investment Start Date.
                 ---------------------

         Broker-Dealer understands that the date for the start of the Certificates which are variable annuities, or the Variable Contracts, will be the date a signed application and the initial contribution are actually received by Equitable at its administrative office specified on the current prospectus.

         4.8     Underwriting and Administration.
                 -------------------------------

         Equitable and EVLICO maintain responsibility for policy underwriting and, in their sole discretion, will determine whether to issue any of the Certificates or Variable Contracts to each applicant. Once a Certificate or Variable Contract has been issued, it will be mailed by Equitable promptly to the Applicant, accompanied by any applicable Notice of Withdrawal Right, illustration, and additional appropriate documents. Equitable will administer all of the Certificates or Variable Contracts after they have been delivered, but may from time to time require assistance from the Registered Representative.

         4.9     Prospectuses and Sales Literature.
                 ---------------------------------

         The prospectus for a Certificate or Variable Contract, and any supplements provided by Equitable from time to time, shall be delivered by Broker-Dealer, through its representatives, to every applicant for that Certificate or Variable Contract. Equitable shall keep Broker-Dealer informed of the dates for the appropriate current Prospectus and any supplements required to be delivered. Broker-Dealer shall not use any sales literature or advertisements for the Certificates or Variable Contracts or mention Equitable or EVLICO without the prior written permission of Equitable. This includes brochures, letters, illustrations, training materials, materials for oral presentation and all other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media, but does not include generic materials which do not make reference to Equitable or EVLICO, the Certificates or Variable Contracts.

         4.10    Unauthorized Information.
                 ------------------------

         Broker-Dealer shall not give any information or make any representations concerning any aspect of any of the Certificates, Variable Contracts, Equitable or EVLICO or their operations unless the information or representations are contained in the appropriate Prospectus, as it may be supplemented from time to time, or are contained in sales literature, advertisements or other promotional literature approved pursuant to paragraph
4.9 above.

         4.11    Materials Furnished By Equitable.
                 --------------------------------

         Equitable, will make available to Broker-Dealer the following:

         (a)  the appropriate Prospectus and any supplements thereto,

         (b)  applications,

         (c)  specimen policies,

         (d) the most recent Semi-Annual or Annual Report of the Separate Accounts, and

         (e) any sales literature and advertisements which Equitable chooses to make available.

         Broker-Dealer, either directly or by reimbursing Equitable on request, shall pay all other expenses of soliciting applications for the Certificates or Variable Contracts, including but not limited to sales literature and advertisements originated by Broker-Dealer.

         4.12    Confirmations.
                 -------------

         Equitable, as agent for the Broker-Dealer, will confirm to the applicant the initial allocation of premiums to the Separate Accounts and the issuance of the Certificates or Variable Contracts. Equitable will also notify applicant of the name of the Broker-Dealer through whom applicant was solicited and confirm certain subsequent policy transactions.

         4.13    Maintenance of Books and Records.
                 --------------------------------

         Both Equitable and Broker-Dealer agree to keep all records required by federal and state laws, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transaction, and to assist one another in the timely preparation of records. Equitable and Broker-Dealer may conduct due diligence inspections of the others, to the extent either deems it necessary or appropriate.

         4.14    Regulatory Matters.
                 ------------------

         Equitable and Broker-Dealer shall each submit to all regulatory and administrative bodies which have jurisdiction over the Certificates or Variable Contracts or persons soliciting its purchase any information, reports or other material required pursuant to applicable laws or regulations.

         4.15    Reporting.
                 ---------

         Each party hereto shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of New York and any other state or jurisdiction and under the federal securities laws or the rules of the NASD, as well as for the purpose of ongoing due diligence.

         4.16    Confidentiality.
                 ---------------

         Broker-Dealer shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if Equitable has authorized such disclosure, or if such disclosure is required by state or federal regulatory bodies.

         4.17    Notification of Complaints.
                 --------------------------

         Broker-Dealer shall immediately notify Equitable, at the address in the notice provision of this Agreement, of any sales or other complaint or grievance relating to any of the Certificates or Variable Contracts and shall promptly reduce it to writing if oral. Broker-Dealer shall promptly furnish all written materials in connection with any such complaints to Equitable and will cooperate in Equitable's investigation of all complaints. Equitable retains absolute discretion to resolve complaints, by settlement or any other means.

         Equitable shall immediately notify Broker-Dealer, at the address in the notice provision of this Agreement, of any sales-related complaint or grievance relating to the Certificates or Variable Contracts sold by such Broker-Dealer's Registered Representative and shall promptly reduce it to writing if oral. Equitable and EVLICO will cooperate in any investigation of such complaints by Broker-Dealer but retain absolute discretion to resolve complaints with owners of its Certificates or Variable Contracts.

         4.18    Compliance, Supervision and Training.
                 ------------------------------------

         Equitable, EVLICO and Broker-Dealer will each comply with all applicable federal, state and NASD laws, regulations and rules relating to the issuance and sale of the Certificates or Variable Contracts. Broker-Dealer will bear full responsibility for the training and supervision of its Registered Representatives in their solicitation of applications for the Certificates or Variable Contracts and all activities relating to this Agreement. Broker-Dealer will train its Registered Representatives as to the Certificates or Variable Contracts. Equitable will assist Broker-Dealer by assisting in the training of Broker-Dealer's training personnel in product specifications and markets.

         Broker-Dealer shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Registered Representatives and submit reports to Equitable as requested from time to time on the result of such inspections and the compliance with such procedures. Broker-Dealer shall also permit Equitable to inspect Broker-Dealer's procedures and practices and shall permit Equitable access to all relevant books and records.

         4.19    Notification of Regulatory Proceedings.
                 --------------------------------------

         In order to further the licensing of each Registered Representative to sell the Certificates or Variable Contracts, Broker-Dealer will make the representation contained in paragraph 3.3 above as to each Registered Representative by name which may take the form of an appointment request. Upon receipt of such representation, in writing, accompanied by an appropriate application form, Equitable will use its best efforts to obtain insurance licenses for such Registered Representatives to sell the Certificates or Variable Contracts. Broker-Dealer will cooperate in obtaining such licenses.

         In addition, Equitable agrees to cooperate with Broker-Dealer to appoint Broker-Dealer its insurance agent in all states which require such appointment and in which the Certificates or Variable Contracts are sold.

         Equitable shall immediately notify Broker-Dealer, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any stop order with respect to any of the Prospectuses, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of any of the Certificates or Variable Contracts and of any other action or circumstances that may prevent the lawful offer or sale of any of the Certificates or Variable Contracts in any state or jurisdiction.

         Broker-Dealer shall immediately notify Equitable, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of the Broker-Dealer, or the initiation of any proceeding for any purpose relating to the sale of the Certificates or Variable Contracts by the Broker-Dealer and of any other action or circumstance that may prevent the lawful offer or sale of any of the Certificates or Variable Contracts by Broker-Dealer in any state or jurisdiction. In addition, Broker-Dealer shall promptly advise Equitable if any of its Registered Representatives which are licensed agents of Equitable is subject to any proceedings or are sanctioned or suspended by the NASD, the SEC or any state securities authority.

         4.20    Licensing and Appointment of Registered Representatives.
                 -------------------------------------------------------

         Equitable will promptly notify Broker-Dealer of the licensing of each Registered Representative (and of Broker-Dealer if requested) and will maintain a list of all Registered Representatives authorized to sell the Certificates or Variable Contracts. Applications bearing the signature of an individual who is not on such lists will be returned promptly to Broker-Dealer. Upon Equitable's request, Broker-Dealer will designate a Registered Representative to service Certificates or Variable Contracts sold by Registered Representatives who have been terminated, are no longer qualified, or who are otherwise unavailable to provide services to the Certificates or Variable Contracts.

         Equitable and EVLICO have the right either not to appoint or to terminate the licensing of any Registered Representative to sell the Certificates or Variable Contracts at any time, with or without cause.













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




         4.21    Relationship of Broker-Dealer and Equitable.
                 -------------------------------------------

         Broker-Dealer is an independent contractor. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between Equitable and Broker-Dealer or its Registered Representatives.

         4.22    Limits on Broker-Dealer Authority.
                 ---------------------------------

         Broker-Dealer shall have no authority on behalf of Equitable or EVLICO to:

         (a) make, alter or discharge any contract,

         (b) incur any indebtedness or liability or expend or contract for the expenditure of the funds of Equitable or EVLICO,

         (c) extend the time for the making of any payments, bind Equitable or EVLICO to the reinstatement of any terminated Certificate or Variable Contract, or accept notes for payment, or accept contributions other than initial contributions in accordance with paragraph 4.5, or accept or receive for any money due or to become due to Equitable or EVLICO with respect to any Certificates or Variable Contracts covered by this agreement,

         (d) waive or modify any terms, conditions or limitations of any Certificate or Variable Contract, grant permits, name special rates or guarantee dividends or interest rates, make endorsements or any contracts, or deliver any Certificate or Variable Contract unless payment of the initial contribution shall have been made,

         (e) adjust or settle any claim or commit Equitable or EVLICO with respect thereto, or bind Equitable or EVLICO or any of its affiliates in any way,

         (f) enter into legal proceedings in connection with any matter pertaining to Equitable's or EVLICO's business without the prior consent of Equitable unless Broker-Dealer is named in such proceedings. Where Broker-Dealer is named, it may retain counsel of its choice.

         4.23    Violation of Law.
                 ----------------

         Nothing contained in this Agreement shall require Equitable, EVLICO or Broker-Dealer to do anything which, in its judgment, would be a violation of any federal, state or NASD law or regulation applicable to it.





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



     Section 5.  Indemnification

         5.1     Of Equitable With Respect to Negligence.
                 ---------------------------------------

         Broker-Dealer shall indemnify and hold Equitable and EVLICO harmless from any and all expenses, costs, causes of action, loss or damages resulting from negligent, improper, fraudulent or unauthorized acts or omissions by Broker-Dealer, its employees or Registered Representatives or principals, including but not limited to improper solicitation of applications for the Certificates or Variable Contracts.

         Broker-Dealer shall indemnify and hold Equitable and EVLICO harmless for any losses, claims, damages or liabilities to which they may become subject, insofar as the liabilities arise out of or are based upon any unauthorized use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the Certificates or Variable Contracts of Equitable or EVLICO by such Broker-Dealer.

         Broker-Dealer shall indemnify and hold Equitable harmless for any penalties, losses or liabilities resulting from Equitable's improperly paying any compensation under this agreement, unless such improper payment was caused by Equitable's negligence. Unless such improper payment was caused by Broker-Dealer's negligence, the indemnity under the immediately preceding sentence shall be limited to all compensation received by Broker-Dealer pursuant to this Agreement.

         The foregoing indemnities shall, upon the same terms and conditions, extend to the benefit of each director and officer of Equitable and EVLICO.

         5.2     Of Broker-Dealer With Respect to Negligence.
                 -------------------------------------------

         Equitable shall indemnify and hold Broker-Dealer harmless from any and all expenses, costs, causes of action, loss or damages resulting from negligent, improper, fraudulent or unauthorized acts or omissions by Equitable or EVLICO or their employees.

         5.3     Notice of Actions.
                 -----------------

         Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the









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



omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Section 6.  Effectiveness and Termination

         6.1     Effectiveness.
                --------------

         This Agreement shall be effective, as of______________________________, upon execution by both parties and will remain in effect until terminated by either Equitable or Broker-Dealer at any time within the time periods and for the reasons stipulated by Sections 6.2 and 6.3 below.

         6.2     Termination.
                 -----------

         This Agreement may be terminated by either Equitable or Broker-Dealer at any time by 60 days written notice to the other.

         6.3     Termination for Cause.
                 ---------------------

         In the event of any material breach of this Agreement, the other party may, at its option, terminate this Agreement by giving notice of termination, effective upon the date specified in such termination notice. This remedy shall be in addition to any other remedies available under this Agreement or at law.

         6.4     Material Breach by Equitable.
                 ----------------------------

         Equitable shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

         (a) Equitable shall become insolvent or otherwise admit in writing its inability to pay its debts when they became due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to Equitable insolvency; or

         (b) Equitable shall breach any material provision of this Agreement and such breach shall remain uncured for more than ninety (90) days following Equitable's receipt of Broker-Dealer's written notice of such breach.

         6.5     Material Breach by Broker-Dealer.
                 --------------------------------

         Broker-Dealer shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

         (a) Broker-Dealer shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to Broker-Dealer insolvency; or

         (b) Broker-Dealer shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following Broker-Dealer's receipt of Equitable's written notice of such breach. In the event of a breach of the provisions of paragraph 4.18 or 4.19 the thirty (30) day period for cure is reduced to seven (7) days.

         6.6     Survival Provisions.
                 -------------------

         Upon termination of this Agreement, the provisions of the following shall survive:

         (a)  Sections 2 and 3,

         (b) paragraphs 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10 and 4.12, insofar as they relate to the Certificates or Variable Contracts applied for no later than the date of termination of this Agreement.

         (c)  paragraphs 4.13, 4.14, 4.15, 4.16, and 4.17, and

         (d)  Section 5.

         (e)  Section 7.

     Section 7.  Miscellaneous

         7.1     Assignment.
                 ----------

         This Agreement is not assignable by Broker-Dealer and will terminate automatically in the event of a purported assignment.

         7.2     Applicable Law.
                 --------------

         This Agreement shall be subject to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, and the rules, regulations, and rulings issued thereunder, including such exemptions as the Securities and Exchange Commission may grant. This Agreement shall also be subject to the rules and By-Laws of the NASD. All disputes arising hereunder shall be submitted to arbitration under the Code of Arbitration Procedure of the NASD.

         Except as provided in this paragraph, this Agreement shall be construed in accordance with the laws of the State of New York and shall be subject to its insurance and securities laws and the applicable insurance and securities laws of any other state or jurisdiction in which the Certificates or Variable Contracts are sold by Broker-Dealer.

         7.3     Enforceability.
                 --------------

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         7.4     Entire Agreement.
                 ----------------

         Both parties declare that there are no oral or other agreements or understandings between them affecting this Agreement or relating to the selling or servicing of the Certificates or Variable Contracts. This Agreement supersedes all prior agreements between the parties and constitutes the entire Agreement between the parties.











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



         This Agreement may be modified only if in writing and if attested to by those persons authorized to enter into Agreements on behalf of Equitable and Broker-Dealer, respectively.

         7.5     No Waiver.
                 ---------

         If either party fails to require performance by the other party of any provision of this Agreement, that party does not waive its right to require such performance at a later time. If either party waives the breach of any provision of this Agreement by the other party, the waiving party still has the right to require performance of that provision and its conduct shall not be construed to waive succeeding breaches of that provision or any breaches of any other provision.

         7.6     Notices.
                 -------

         Unless otherwise provided in this Agreement, all notices, requests, demands and other communications which must be provided under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given or on the date of mailing if sent by first class mail, registered or certified, postage prepaid.

All notices to Equitable shall be sent to:

                  The Equitable Life Assurance Society of the United States
                  Attention:  Michael S. Martin, Sr. Vice President
                              787 Seventh Avenue
                              New York, New York 10019

All notices to Broker-Dealer shall be sent to:


















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         7.7     Headings.
                 --------

         The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers.



-------------------------------------------
            Broker-Dealer



By:                                          Witness:
   --------------------------------------            ---------------------------




Equitable Life Assurance Society of the United States




By:                                          Witness:
   --------------------------------------            ---------------------------
















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